EXHIBIT 10.8

RYERSON TULL

NONQUALIFIED SAVINGS PLAN

(As amended and restated as of January 31, 2004)

Ryerson Tull, Inc. established the Ryerson Tull Nonqualified Savings Plan (the “Plan”), effective as of January 1, 1998, in order to continue to enable employees of the Company and the other Employers to obtain the same level of benefits they would have been able to receive under the Ryerson Tull Savings Plan but for the limits imposed by certain provisions of the Internal Revenue Code of 1986, as amended, on the amounts that can be contributed to the Savings Plan. The following provisions constitute an amendment, restatement and continuation of the Plan as previously amended from time to time and as in effect immediately prior to January 31, 2003, the “Effective Date” of the Plan as set forth herein. The Plan is intended to be an “excess benefit plan” described in Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended; provided, however, that, to the extent, if any, that the Plan provides benefits which cannot be provided by an excess benefit plan, the Plan shall constitute an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

ARTICLE I

DEFINITIONS

1.01 “Account” means the record of a Participant’s interest in the Plan attributable to Company Contributions and Participant Contributions made on behalf of such Participant.

1.02 “Base Compensation” means Base Compensation as defined in the Savings Plan but without regard to the limitations under Code Section 401(a)(17) and prior to any Participant Deferrals under this Plan.

1.03 “Beneficiary” means, with respect to a Participant, the Participant’s Beneficiary under the Savings Plan.

1.04 “Board” means the Board of Directors of the Company.

1.05 “Code” means the Internal Revenue Code of 1986, as from time to time amended.

1.06 “Company” means Ryerson Tull, Inc.

1.07 “Distributable Event” means a Distributable Event as defined in the Savings Plan.

1.08 “Effective Date” means January 31, 2004.

1.09 “Eligible Employee” means an employee of an Employer who is eligible to participate in the Savings Plan, who has elected to make the maximum Before Tax Contribution permitted under the Savings Plan, and whose contributions under the Savings Plan are limited by

Section 415 or Section 402(g) of the Code or whose Base Compensation exceeds the limits set forth in Section 401(a)(17) of the Code.

1.10 “Employer” means an Employer as defined in the Savings Plan.

1.11 “Employer Credits” means the amount credited to the Plan by the Employers pursuant to Section 3.03.

1.12 “Enrollment Date” means the Effective Date and the first day of each month thereafter.

1.13 “ERISA” means the Employee Retirement Income Security Act of 1974, as from time to time amended.

1.14 “Fair Market Value” means with respect to Company common stock as of any date the average of the high and low prices of a share of the Company’s common stock as reported on the New York Stock Exchange Composite Transactions for such date or, if there are no reported trades for such date, for the last previous date for which trades were reported

1.15 “Participant” means each Eligible Employee who has met the requirements of Article II for participation in the Plan.

1.16 “Participant Deferrals” means amounts deferred pursuant to Participant elections under Section 3.01.

1.17 “Permanent Incapacity” means Permanent Incapacity as defined in the Savings Plan.

1.18 “Plan” means the Ryerson Tull Inc. Nonqualified Savings Plan, as from time to time amended.

1.19 “Plan Administrator” means the Plan Administrator appointed under the Savings Plan or any other individual as may be appointed by the Chairman of the Board, the President, the Vice President-Human Resources or the Treasurer of the Company to administer the Plan. To the extent consistent with the purposes of the Plan and the authority delegated to the Assistant Plan Administrator pursuant to Section 6.03(h), the term Plan Administrator shall include the Assistant Plan Administrator.

1.20 “Plan Year” means the calendar year.

1.21 “Related Company” means a Related Company as defined in the Savings Plan.

1.22 “Retirement” means Retirement as defined in the Savings Plan.

1.23 “Savings Plan” means the Ryerson Tull Savings Plan, as from time to time amended.

1.24 “Valuation Date” means the last day of each month.

1.25 “Years of Vesting Service” means Years of Vesting Service as defined in the Savings Plan.

ARTICLE II

PARTICIPATION

2.01 Eligibility. An Eligible Employee shall become a Participant on the Enrollment Date next following the filing with the Plan Administrator of an instrument in a form prescribed by the Plan Administrator evidencing his or her acceptance of the provisions of the Plan.

2.02 Restricted Participation. Notwithstanding any other provision of the Plan to the contrary, if the Plan Administrator determines that participation by one or more Participants or Beneficiaries shall cause the Plan as applied to any Employer to be subject to Part 2, 3 or 4 of Title I of ERISA, the entire interest of such Participant or Beneficiary under the Plan shall, in the discretion of the Plan Administrator, be immediately paid to such Participant or Beneficiary, as applicable, by the applicable Employer or Employers, or shall otherwise be segregated from the Plan, and such Participant(s) or Beneficiary(ies) shall cease to have any interest under the Plan.

ARTICLE III

DEFERRAL OF COMPENSATION AND

EXCESS SAVINGS PLAN CREDITS

3.01 Participant Deferrals. For any payroll period, each Participant who is an Eligible Employee for such payroll period may elect, at such time and in such manner as the Plan Administrator may determine, to make a supplemental deferral of Base Compensation under the Plan (“Participant Deferrals”) equal to the amount by which the Participant’s Before Tax contributions are limited under the Savings Plan by reason of Code Sections 402(g) and 415 and may also elect to make supplemental deferrals of not less than one percent (1%) and not more than ten percent (10%) of the portion of the Participant’s Base Compensation for any year which is not taken into account under the Savings Plan by reason of the limitation under Code Section 401(a)(17). Contributions made to the Plan on a Participant’s behalf for any payroll period shall be treated as a salary reduction and shall reduce the amount of current cash compensation otherwise payable to such Participant for such payroll period.

3.02 Designation of Participant Deferrals. Each Participant shall designate the percentage of his or her Base Compensation to be deferred under the Plan in the same instrument by which he or she evidences his or her acceptance of the provisions of the Plan pursuant to Article II. Thereafter (but not retroactively), a Participant may, on a form prescribed by the Plan Administrator, change the percentage of his or her Base Compensation to be deferred under the Plan, subject to the limitations of this Article III.

3.03 Employer Credits. For each payroll period, each Participant who is employed by an Employer as of the last day of the payroll period shall receive a credit under the Plan (an “Employer Credit”) in an amount determined in accordance with procedures established from time to time by the Plan Administrator which is equal to the amount by which the Matching Contributions under the Savings Plan on behalf of the Participant for such payroll period are limited by reason of limitations on Participant Before Tax Contributions and Company Contributions imposed by Code Sections 401(a)(17), 402(g) and 415.

3.04 Nature of Participant Deferrals and Employer Credits. Any amounts deferred by Participants or credited to Participants pursuant to this Article III shall be retained by the Employers as general assets of the Employers, and shall be reflected on the books of the Employers solely for the purpose of computing Participants’ benefits from the Plan.

ARTICLE IV

ACCOUNTS

4.01 Maintenance of Accounts. The Plan Administrator shall establish and maintain in the records of the Plan an Account for each Participant reflecting each Participant’s interest in the Plan attributable to Participant Deferrals and Employer Credits made on his or her behalf, increased by earnings attributable thereto. Each Participant shall at all times be fully vested in the portion of the Participant’s Account which is attributable to Participant Deferrals.

4.02 Valuation of Accounts. As of each Valuation Date, and as of such other date as the Plan Administrator may determine, the Account of each Participant shall be (a) adjusted for earnings or losses for the period since the next preceding Valuation Date as set forth in Section 4.03, (b) increased by Participant Deferrals and Employer Credits under the Plan with respect to such Participant relating to payroll periods since the next preceding Valuation Date, and (c) charged with any distribution calculated as of that date under Article V.

4.03 Earnings and Losses. Except as provided in the following sentence, each Participant’s Account shall be credited with interest in accordance with paragraph (a) below. On and after the Effective Date, each Participant may elect to have all or any portion of his Account converted to Stock Units in accordance with paragraph (b) below. Each such election by a Participant shall be made at such times and in such form and otherwise in accordance with such rules and procedures as the Plan Administrator shall establish from time to time, including such rules and procedures as may be established by the Plan Administrator for compliance with Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”). A Participant may elect to change any election made under this Section 4.03 to the extent permitted by and in accordance with such rules and procedures as the Plan Administrator may establish from time to time.

(a) To the extent that a Participant’s Account is to be credited with interest, it shall at a rate of interest earned by assets in the Managed Income Portfolio Fund II, or any successor fund, established under the Savings Plan.

(b) To the extent that any portion of a Participant’s Account is to be credited as Stock Units as of any date in accordance with the provisions of this Section 4.03, the number of Stock Units credited to the Participant’s Account shall be determined by dividing such amount by the Fair Market Value of a share of the Company’s common stock on that date. As of each cash dividend payment date for the Company’s common stock, each Participant shall be credited with an additional number of Stock Units which is equal to (i) the dividend which would have been paid on such date on that number of shares of Company common stock which is equal to the number of Stock Units credited to the Participant under the Plan on the record date for such dividend, divided by (ii) the Fair Market Value of a share of the Company’s common stock on the dividend payment date. In the event of any changes in outstanding shares of the Company’s common stock by reason of any stock dividend or split, other non-cash dividend recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, the Company’s Board of Directors shall make such adjustments, if any, that it deems appropriate in the number of Stock Units then credited to Participant Accounts. Any and all such adjustments shall be conclusive and binding upon all parties concerned.

ARTICLE V

DISTRIBUTION OF BENEFITS

5.01 Distribution Upon Termination of Employment.

(a) All distributions under the Plan will be made in cash. Distributions with respect to any portion of a Participant’s Account which is denominated in Stock Units shall be based upon the Fair Market Value of a share of the Company’s common stock on the day as of which the distribution is made.

(b) Upon termination of a Participant’s employment with the Employers and Related Companies other than by reason of a Distributable Event and prior to (i) the completion of three Years of Vesting Service and (ii) the date on which he or she has a fully vested and nonforfeitable interest in his or her account balance under the Savings Plan, the Participant shall be entitled to a distribution of the portion of his or her Account balance attributable to Participant Deferrals in a single lump sum payment as of a Valuation Date selected by the Plan Administrator which is no later than 60 days after the first anniversary of the Participant’s termination of employment.

(c) Upon termination of a Participant’s employment with the Employers and Related Companies by reason of a Distributable Event on or after (i) the completion of three Years of Vesting Service, or (ii) the date on which he or she has a fully vested and nonforfeitable interest in his or her account balance under the Savings Plan, the Participant shall be entitled to a distribution of his or her entire Account balance in a single lump sum payment as of a Valuation Date selected by the Plan Administrator which is no later than 60 days after the first anniversary of the Participant’s termination of employment.

(d) Upon termination of a Participant’s employment with the Employers and Related Companies by reason of Permanent Incapacity or Retirement, and where the amount payable to the Participant is at least $10,000, the Participant shall be entitled to a distribution of his or her entire Account balance, payable to the Participant in either of the following ways, as irrevocably elected by the Participant in accordance with rules established from time to time, by the Plan Administrator:

(1) in a single lump sum payment representing the full amount distributable to the Participant, payable on a date elected by the Participant which is not later than the end of the calendar year in which the Participant attains age 75, and, except as otherwise agreed to by the Plan Administrator in his or her sole discretion, not earlier than the first Valuation Date following the year in which such termination of employment occurs; or

(2) in substantially equal installments, payable annually, over a period not extending beyond the end of the calendar year in which the Participant attains age 75, with each installment payment being equal to that amount determined by multiplying the then remaining balance in the Participant’s Account as of the Valuation Date used for purposes of calculating the payment by a fraction having a numerator of one and a denominator equal to the number of installments remaining to be paid.

5.02 Distribution Upon Death. Upon the death of a Participant, the total value of the Participant’s Account as of the Valuation Date immediately following the date of death shall be distributed thereafter to the Participant’s Beneficiary in a single lump sum payment as soon as practicable after satisfactory proof of death shall have been submitted to the Plan Administrator.

5.03 Hardship Distributions. Upon a showing of hardship by a Participant, such Participant shall be entitled to a distribution of such portion (or all) of his or her Account balance as shall be necessary to meet such hardship. This Section 5.03 shall be administered in a manner consistent with the hardship withdrawal provisions of the Savings Plan. The Plan Administrator’s determination of a Participant’s hardship hereunder shall be final.

5.04 Liability for Benefit Payments. The amount of any benefit payable under the Plan shall be paid from the general revenues of the Employer that last employs the Participant. An Employer’s obligation under the Plan shall be reduced to the extent that any amounts due under the Plan are paid from one or more trusts, the assets of which are subject to the claims of general creditors of the Employer or any affiliate thereof; provided, however, that nothing in the Plan shall require the Company or any Employer to establish any trust to provide benefits under the Plan.

ARTICLE VI

PLAN ADMINISTRATION

6.01 Administration of Plan. The Employers shall have the sole responsibility for effecting Participant Deferrals in accordance with Article III and paying Plan benefits in accordance with Article V, and the Company shall have the sole authority to amend or terminate, in whole or in part, this Plan at any time. The Plan Administrator shall have the sole responsibility for the administration of the Plan. The Employers do not guarantee to any

Participant in any manner the effect under any tax law or Federal or state statute of the Participant’s participation in this Plan.

6.02 Claims Procedure. All claims for benefits under the Plan shall be made in accordance with Article IX.

6.03 Powers and Duties of Plan Administrator. The Plan Administrator shall have such duties and powers as may be necessary to discharge his or her duties hereunder, including, but not by way of limitation, the following:

(a) to conclusively construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

(b) to prescribe procedures to be followed by Participants in filing elections or revocations thereof;

(c) to prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan;

(d) to receive from the Employers and from Participants such information as shall be necessary for the proper administration of the Plan;

(e) to furnish the Employers, upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate;

(f) to receive, review and keep on file (as it deems convenient and proper) reports of benefit payments by the Employers and reports of disbursements for expenses directed by the Plan Administrator;

(g) to appoint individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal counsel; and

(h) to name as an Assistant Plan Administrator any individual or individuals and to delegate such authority and duties to such individual as the Plan Administrator in his or her discretion deems advisable. Each Assistant Plan Administrator, if any, named pursuant to this paragraph shall have such authority to act with respect to the administration of the Plan as the Plan Administrator may prescribe. The incumbency of any Assistant Plan Administrator may be terminated by action of the Plan Administrator at any time, with or without cause. Notwithstanding the foregoing, in the absence of a formal designation of any Assistant Plan Administrator by the Plan Administrator, no provision of this paragraph shall prevent the Plan Administrator from delegating authority to employees or other agents of the Employers in executing the duties of administering the Plan.

The Plan Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

6.04 Rules and Decisions. The Plan Administrator may adopt such rules as he or she deems necessary, desirable or appropriate. All rules and decisions of the Plan Administrator shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by a Participant, the Employers or the legal counsel of the Employers.

6.05 Authorization of Benefit Payments. The Plan Administrator shall issue directions to the Employers concerning all benefits which are to be paid from the Company’s general assets pursuant to the provisions of the Plan.

6.06 Indemnification of Plan Administrator. The Plan Administrator and any Assistant Plan Administrator and any officer or director of any Employer shall be indemnified by the Employers against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

ARTICLE VII

MISCELLANEOUS

7.01 No Right to Employment, etc. Neither the creation of this Plan nor anything contained herein shall be construed as giving any Participant hereunder or other employees of the Employers or any Related Company any right to remain in the employ of the Employers or any Related Company.

7.02 Successors and Assigns. All rights and obligations of this Plan shall inure to, and be binding upon, the successors and assigns of the Employers.

7.03 Inalienability. Except so far as may be contrary to the laws of any state having jurisdiction in the premises, a Participant or Beneficiary shall have no right to assign, transfer, hypothecate, encumber, commute or anticipate his or her interest in any payments under this Plan and such payments shall not in any way be subject to any legal process to levy upon or attach the same for payment of any claim against any Participant or Beneficiary.

7.04 Incompetency. If any Participant or Beneficiary is, in the opinion of the Plan Administrator, legally incapable of giving a valid receipt and discharge for any payment, the Plan Administrator may, at its option, direct that such payment or any part thereof be made to such person or persons who in the opinion of the Plan Administrator are caring for and supporting such Participant or Beneficiary, unless it has received due notice of claim from a duly appointed guardian or conservator of the estate of the Participant or Beneficiary. A payment so made will be a complete discharge of the obligations under this Plan to the extent of and as to that payment, and neither the Plan Administrator nor the Employers will have any obligation regarding the application of payment.

7.05 Controlling Law. To the extent not preempted by the laws of the United States of America, the laws of the State of Illinois shall be the controlling state law in all matters relating to this Plan.

7.06 Severability. If any provisions of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if the illegal and invalid provisions never had been included herein.

7.07 Limitations on Provisions. The provisions of this Plan and any benefits hereunder shall be limited as described herein. Any benefit payable under the Savings Plan shall be paid solely in accordance with the terms and provisions of the Savings Plan, as appropriate, and nothing in this Plan shall operate or be construed in any way to modify, amend, or affect the terms and provisions of the Savings Plan.

7.08 Gender and Number. Whenever the context requires or permits, the gender and number of words shall be interchangeable.

ARTICLE VIII

AMENDMENT AND TERMINATION

8.01 Amendment to Conform with Law. The Plan may be amended to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan to any present or future law relating to plans of this or a similar nature, and to the administrative regulations and rulings promulgated thereunder.

8.02 Other Amendments and Termination. The Plan may be amended at any time, without the consent of any Participant or Beneficiary. Notwithstanding the foregoing, the Plan shall not be amended or terminated so as to reduce or cancel the benefits which have accrued to a Participant or Beneficiary prior to the later of the date of adoption of the amendment or termination or the effective date thereof, and in the event of such amendment or termination, any such accrued benefit hereunder shall not be reduced or canceled.

8.03 Effect of Change in Control.

(a) In the event of a Change in Control (as defined below), all benefits accrued as of the date of such Change in Control hereunder shall become fully (i.e., 100%) and irrevocably vested, and shall become distributable to Participants (and Beneficiaries) at such time and in such manner provided herein pursuant to the provisions of the Plan as in effect on the day immediately preceding the date of such Change in Control. The Plan Administrator shall, in his or her sole discretion, determine whether assets equal in value to the aggregate of all accrued benefits under the Plan as of the date of such Change in Control shall be deposited by the Employers with a bank trustee pursuant to one or more “rabbi trusts.”

(b) For purposes of this Section 8.03, a “Change in Control” means the happening of any of the following:

(1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (w) the Company and its affiliates (collectively referred to herein as “RTI”), (x) a trustee or other fiduciary holding securities under an employee benefit plan of RTI, (y) an underwriter temporarily holding securities pursuant to an offering of such securities, or (z) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities;

(2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (1), (3) or (4) of this paragraph) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

(3) there occurs a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of RTI, at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(4) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

A Change in Control shall also be deemed to occur with respect to any Participant for purposes of the Plan if there occurs:

(I) a sale or disposition, directly or indirectly, other than to a person described in subclause (w), (x) or (z) of clause (b) (1) above, of securities of the Participant’s employer, any direct or indirect parent company of the Participant’s employer or any company that is a subsidiary of the Participant’s employer and is also a significant subsidiary (as defined below) of the Company (the Participant’s employer and such a parent or subsidiary being an “Affiliated Company”), representing 50% or more of the combined voting power of the securities of such Affiliated Company then outstanding;

(II) a merger or consolidation of an Affiliated Company with any other corporation, other than a merger or consolidation which would result in 50% or more of the combined voting power of the surviving company being beneficially owned by the Company or by majority owned direct or indirect subsidiary of the Company; or

(III) the sale or disposition of all or substantially all the assets of an Affiliated Company to a person other than the Company or a majority owned direct or indirect subsidiary of the Company.

(c) The provisions of this Section 8.03 may not be amended after the date of a Change in Control without the written consent of a majority in both number and interest of the Participants in this Plan, other than those Participants who are both (i) not employed by the Company or a subsidiary as of the date of the Change in Control, and (ii) not receiving nor could have commenced receiving benefits under the Plan as of the date of the Change in Control, both immediately prior to the Change in Control and at the date of such amendment.

8.04 Manner and Form of Amendment or Termination. Any amendment or termination of this Plan shall be made by action of the Board; provided, however, that the Vice President-Human Resources of the Company and the Treasurer of the Company (or such other person as designated by the Chairman of the Board) are jointly authorized, by written action signed by both such individuals:

(a) to adopt and place in effect such amendments to the Plan and any related documents as they jointly deem necessary or advisable;

(b) to maintain the Plan and any related documents in compliance with applicable law;

(c) to relieve administrative burdens with respect to those documents; or

(d) to provide for other changes in the best interests of Plan Participants and Beneficiaries without the necessity for further action by the Board or subsequent ratification; provided, however, that any action or amendment that would have the effect of:

(1) terminating the Plan;

(2) materially changing the benefits under the Plan; or

(3) increasing anticipated costs associated with the Plan by more than $5 million, except for changes to comply with applicable law;

may not be made without approval or ratification by the Board.

8.05 Notice of Amendment or Termination. The Plan Administrator shall notify Participants or Beneficiaries who are affected by any amendment or termination of this Plan within a reasonable time thereof.

ARTICLE IX

CLAIMS PROCEDURES

9.01 Filing a Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Plan Administrator a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

9.02 Plan Administrator’s Decision. Within 90 days after the receipt of the claim, the Plan Administrator will provide the Claimant with written notice of his or her decision on the claim. If, because of special circumstances, the Plan Administrator cannot render a decision on the claim within the 90-day period, the Plan Administrator may extend the period in which to render the decision up to 180 days after receipt of the written claim. The Plan Administrator will provide the Claimant with a written notice of the extension, before the end of the initial 90-day period, which indicates the special circumstances requiring the extension and the expected decision date. If the claim is denied in whole or in part, the written notice of the decision will inform the Claimant of:

(a) the specific reasons for the denial;

(b) the specific provisions of the Plan upon which the denial is based;

(c) any additional material or information necessary to perfect the claim and reasons why such material or information is necessary;

(d) the right to request review of the denial and how to request such review; and

(e) a statement of Claimant’s right to bring a civil action under section 502(a) of the Employee Retirement Income Security Act of 1974 (ERISA) following an adverse benefit determination on review.

9.03 Request for Review of Denied Claim. Within 60 days after the receipt of written notice of a denial of all or a portion of a claim, the Claimant may request a review of the denial in a writing filed with the Plan Administrator. Written comments, documents, records and other information may be submitted to the Plan Administrator along with the review request. During the 60-day period following notice of the denial, the Claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits.

9.04 Review of Denied Claim. Upon receipt of a request for review of a claim denial, the Plan Administrator will undertake a full and fair review of the claim denial and provide the Claimant with written notice of his or her decision within 60 days after receipt of the review request. If, because of special circumstances, the Plan Administrator cannot make a decision within the 60-day period, the Plan Administrator may extend the period in which to make the decision up to 120 days after receipt of the review request. The Plan Administrator will provide the Claimant with a written notice of the extension, before the end of the 60-day period, which indicates the special circumstances requiring the extension and the expected decision date. The written notice of the Plan Administrator’s decision will inform the Claimant of:

(a) the specific reasons for the decision;

(b) the specific provisions of the Plan upon which the decision is based;

(c) a statement that Claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits;

(d) a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA.

9.05 Legal Action. Except as may be otherwise required by law, the decision of the Plan Administrator on review of the claim denial will be binding on all parties. A Claimant’s compliance with the foregoing provisions of this Article IX is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.